QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

3400 U.S. Bancorp Tower
111 S.W. Fifth Avenue
Portland, Oregon 97204-3699

Office 503.224.5858
Fax 503.224.0155

February 10, 2010

West Coast Bancorp
5335 S.W. Meadows Road, Suite 201
Lake Oswego, Oregon 97035

          Subject:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as Oregon counsel to West Coast Bancorp, an Oregon corporation (the "Company"), in connection with pre-effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-163896 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the following securities of the Company (collectively, the "Registered Securities"):

  •
  121,328 shares (the "Series B Preferred Shares") of mandatorily convertible cumulative participating preferred stock, Series B, of the Company (the "Series B Preferred Stock");

  •
  Class C Warrants ("the "Class C Warrants") to purchase a total of 240,000 shares of the Series B Preferred Stock (the "Series B Warrant Shares");

  •
  The Series B Warrant Shares; and

  •
  89,508,850 shares of common stock of the Company ("Common Stock"), including: (i) 71,442,450 shares of Common Stock (the "Conversion Shares") issued in January 2010 upon the mandatory conversion of 1,428,849 shares of mandatorily convertible cumulative participating preferred stock, Series A, of the Company (the "Series A Preferred Stock"), (ii) up to 6,066,400 shares of Common Stock (the "Series B Common Shares") issuable upon conversion of the Series B Preferred Shares and (iii) up to 12,000,000 shares of Common Stock (the "Warrant Common Shares") issuable upon conversion of the Series B Warrant Shares.

        The Registered Securities are being registered for offer and sale from time to time by the selling shareholders listed in the Registration Statement.

        For purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents, corporate records, certificates of public officials and corporate officers, and other instruments as we have deemed necessary or appropriate, including, without limitation:

  1.
  The Restated Articles of Incorporation of the Company, as amended to date (the "Restated Articles");

  2.
  The Restated Bylaws of the Company, as amended to date;

  3.
  A form of the Class C Warrant as represented to us to be the form issued to each of the selling shareholders holding Class C Warrants;

  4.
  An Opinion of Counsel provided by special counsel to the Company, Wachtell, Lipton, Rosen & Katz, to certain investors, dated October 23, 2009, as to the enforceability of the Class C Warrants under New York law;

  5.
  A certificate executed by executive officers of the Company, dated as of the date of this opinion;

  6.
  A certificate of the Secretary of State of the State of Oregon as to the existence of the Company under the laws of the State of Oregon, dated as of January 21, 2010; and

  7.
  Such other records, documents and instruments as in our judgment are necessary or advisable to enable us to render the opinions expressed below.

        In conducting our examination, we have assumed, without investigation, the genuineness of all signatures on the documents we have reviewed, the legal capacity of natural persons signing any documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to questions of fact material to this opinion, we have relied, without investigation, upon statements or certificates of the Company and of public officials. We have made only such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth below, and we have not been asked to perform and we have not undertaken any specific investigation of law in connection with providing these opinions.

        We have further assumed that (i) the Company has received all consideration provided for in the original investment agreements between the Company and the original purchasers of the Registered Securities to the extent it has become due, (ii) all parties have acted and will continue to act in good faith and in accordance with the terms and conditions of the Registered Securities, (iii) the Series B Warrant Shares will be issued in transactions exempt from the registration requirements of state and federal securities laws and otherwise in compliance with applicable securities laws, (iv) at the time of issuance of the Series B Warrant Shares, the Series B Common Shares, and the Warrant Common Shares, a sufficient number of shares of Series B Preferred Stock or Common Stock, as the case may be, will be authorized and available for issuance, (v) no prior holder of shares of the Series A Preferred Stock that received Common Stock upon conversion thereof was not entitled, under Section 8(b) of the Articles of Amendment designating the terms of the Series A Preferred Stock, to receive shares of Common Stock upon such conversion, and (vi) all actions necessary to confer ownership of the Registered Securities on the holders thereof have been or will be taken.

        Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; and (iii) general equitable principles and possible limitations on the availability of equitable relief.

        Our opinions are expressed solely with respect to the federal laws of the United States and the laws of the State of Oregon, including the Oregon Business Corporation Act, as amended, all as in effect as of this date. We express no opinion as to any other laws, rules or regulations. We are opining only as to the matters expressly set forth below, and no opinion should be inferred as to any other matters. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, and we express no opinion as to the enforceability of the choice of New York law provided for in the Class C Warrants. We also express no opinion as to the enforceability of any anti-dilution provision of the Class C Warrants that may be affected by the particular facts and circumstances at the time such provision becomes operative or at the time of exercise thereof or that provides for the non-effectiveness of oral modifications or waivers.

        Based upon and subject to the foregoing, and provided that the Registration Statement and any required post-effective amendments have become effective under the Securities Act and continue in effect, it is our opinion that:

  1.
  The Series B Preferred Shares are validly issued, fully paid and nonassessable.

  2.
  The Class C Warrants are legally binding obligations of the Company, enforceable against the Company in accordance with and subject to their terms.

  3.
  The Series B Warrant Shares, when issued upon exercise of the Class C Warrants in accordance with the terms of the Class C Warrants and after payment therefor is made in full, will be validly issued, fully paid and nonassessable.

  4.
  The Conversion Shares are validly issued, fully paid and nonassessable.

  5.
  The Series B Common Shares, when issued upon conversion of the Series B Preferred Shares pursuant to and in compliance with the terms of the Restated Articles, will be validly issued, fully paid and nonassessable.

  6.
  The Warrant Common Shares, when issued upon conversion of the Series B Warrant Shares pursuant to and in compliance with the terms of the Restated Articles following the issuance of the Series B Warrant Shares in accordance with the terms of the Class C Warrants after payment therefor is made in full, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion in the Registration Statement and in any amendments thereof, and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ MILLER NASH LLP
MILLER NASH LLP

QuickLinks

  Exhibit 5.1
  3400 U.S. Bancorp Tower 111 S.W. Fifth Avenue Portland, Oregon 97204-3699 Office 503.224.5858 Fax 503.224.0155